                                                                       EXHIBIT 5


May 31, 2000

Exult, Inc.
4 Park Plaza, Suite 1000
Irvine, California  92614

         Re: Exult, Inc. 2000 Equity Incentive Plan
             Registration Statement on Form S-8 for
             8,000,000 Shares of Common Stock

Ladies and Gentlemen:

         I have acted as general counsel to Exult, Inc., a Delaware corporation (the "Company") in the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 8,000,000 shares of the Company's common stock, par value $0.0001 per share (the "Shares") reserved for issuance pursuant to the Company's 2000 Equity Incentive Plan (the "Plan").

         For purposes of rendering this opinion, I have made such legal and factual examinations as I have deemed necessary under the circumstances and, as part of such examinations, I have examined, among other things, originals and copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate. For the purposes of such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to me.

         On the basis of and in reliance upon the foregoing examinations and assumptions, I am of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the Shares being offered under the Plan, when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,


                                                /s/ BRIAN W. COPPLE
                                                --------------------------------
                                                    Brian W. Copple
                                                    General Counsel